CUSIP No. 94419L101

Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13D

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Date: November 30, 2015

Spark Capital III (AIV I), L.P.

By:	Spark Management Partners III (AIV I), LLC

By:	/s/ Paul Conway
Authorized Signatory

Spark Capital Founders’ Fund III, L.P.

By:	Spark Management Partners III, LLC

By:	/s/ Paul Conway
Authorized Signatory

Spark Management Partners III (AIV I), LLC

By:	/s/ Paul Conway
Authorized Signatory

CUSIP No. 94419L101

Spark Management Partners III, LLC

By:	/s/ Paul Conway
Authorized Signatory

/s/ Todd Dagres
Todd Dagres

/s/ Santo Politi
Santo Politi

/s/ Paul Conway
Paul Conway

/s/ Bijan Sabet
Bijan Sabet

/s/ Moshe Koyfman
Moshe Koyfman

/s/ Alexander J. Finkelstein
Alexander J. Finkelstein